UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 24, 2013

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, DuPont Fabros Technology, Inc. (the “Company”) announced the results of the early settlement of the tender offer (the “Tender Offer”) and solicitation of consents for all of the outstanding $550 million aggregate principal amount of 8.5% Senior Notes due 2017 (the “Notes”) of DuPont Fabros Technology, L.P. (the “Operating Partnership”), and receipt of the requisite consents to enter into the Second Supplemental Indenture, dated as of September 24, 2013 (the “Second Supplemental Indenture”), among the Operating Partnership, the Company and certain subsidiaries of the Company, as guarantors thereunder, and U.S. Bank National Association, as trustee, to the indenture governing the Notes (as previously amended and supplemented, the “Indenture”). As of 5:00 p.m., New York City time, on September 23, 2013 (the “Early Tender Deadline”), $418,111,000 aggregate principal amount of the outstanding Notes (representing approximately 76.02% of the outstanding Notes) had been tendered. The Operating Partnership exercised its option to accept for payment and settle the Tender Offer with respect to all Notes that were validly tendered at or prior to the Early Tender Deadline (the “Early Settlement”). Such Early Settlement occurred on September 24, 2013, concurrently with the closing of the Operating Partnership’s offering of $600 million aggregate principal amount of 5.875% Senior Notes due 2021, and the Second Supplemental Indenture became effective at that time. The Tender Offer will expire at 11:59 p.m., New York City time, on October 7, 2013, unless extended or earlier terminated by the Operating Partnership.

The Second Supplemental Indenture eliminates or modifies substantially all of the restrictive covenants, certain events of default and other provisions contained in the Indenture (other than, among other covenants, the covenants to pay interest and premium, if any, on, and principal of, the Notes when due). A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On September 24, 2013, the Operating Partnership also issued a call notice to call for redemption all Notes not tendered and purchased in the Tender Offer. Redemption of the remaining Notes is expected to occur on October 24, 2013.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Second Supplemental Indenture on September 24, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Supplemental Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., as Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

September 30, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1	Second Supplemental Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., as Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.